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Exhibit 10.1

INDEMNITY AGREEMENT

        This INDEMNITY AGREEMENT (the "Agreement") is entered into effective as of this    day of                        , 2003 by The Navigators Group, Inc. (the "Company") and each of the selling stockholders listed on Exhibit A hereto (the "Selling Stockholders").

RECITALS

        WHEREAS, the Company has filed a registration statement (the "Registration Statement") on Form S-3 (No. 333-108424) with the Securities and Exchange Commission relating to the offering (the "Offering") of up to 4,427,500 shares of common stock, par value $0.10 per share of the Company (the "Common Stock");

        WHEREAS, in addition to newly issued shares of Common Stock to be sold by the Company, each of the Selling Stockholders is proposing to sell shares of Common Stock in the Offering;

        WHEREAS, the Company and the Selling Stockholders intend to enter into an underwriting agreement with a group of underwriters, including and represented by Credit Suisse First Boston LLC and Friedman, Billings, Ramsey & Co., Inc., as co-lead managers, and Cochran, Caronia & Co., Keefe, Bruyette & Woods, Inc. and Sandler O'Neill & Partners, L.P. as co-managers (collectively, the "Underwriters") pursuant to which both the Company and the Selling Stockholders will indemnify the Underwriters for certain matters relating to the Offering; and

        WHEREAS, the Company and the Selling Stockholders each desire to indemnify the other for certain information contained in the Registration Statement in connection with the Offering.

        NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

        SECTION 1    Indemnification

        1.01. In connection with the Offering, the Company agrees to indemnify, to the extent permitted by law, each Selling Stockholder, each trustee of the Selling Stockholders and any Person who controls each of the Selling Stockholders (within the meaning of the Securities Act of 1933, as amended (the "Securities Act")) against all losses, claims, damages, liabilities (joint or several) and expenses arising out of, based upon or caused by any of the following statements, omissions or violations (each, a "Violation"): (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement or any related prospectus or preliminary prospectus or any amendment thereof or supplement thereto; (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse each such Selling Stockholder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it is caused by a Violation that occurs in reliance upon and in conformity with any information furnished to the Company by such Selling Stockholder specifically for use in the Registration Statement and related Prospectus and not corrected by such Selling Stockholder prior to effectiveness of the Registration Statement or as a result of such Selling Stockholder's failure to deliver a copy of the Registration Statement or any related prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same.

        1.02. In connection with the Offering, each Selling Stockholder agrees to indemnify, to the extent permitted by law, the Company, its directors, officers, equity holders and each person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities (joint or several) and expenses arising out of, based upon or caused by any Violation, and such Selling Stockholder will reimburse the Company and each such Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or expense, but only to the extent that such Violation is caused by any information furnished by such Selling Stockholder specifically for use in the Registration Statement and related Prospectus and not corrected by such Selling Stockholder prior to effectiveness of the Registration Statement; provided, that the obligation to indemnify shall be individual, not joint and several, for each Selling Stockholder and shall be limited to the net amount of proceeds received by such Selling Stockholder from the sale of shares of Common Stock pursuant to the Registration Statement; provided, further, that the indemnity agreement contained herein shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Selling Stockholder, which consent shall not be unreasonably withheld.

        1.03. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party's ability to defend such claim), and (ii) unless a conflict of interest between such indemnified and indemnifying parties exists with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall be obligated to pay the fees and expenses of one counsel (but not more than one) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party (with written advice of counsel) a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

        1.04. If the indemnification required herein from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein:

          (a) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 1.01 and 1.02, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Agreement were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 1.04(a). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act)

  shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        SECTION 2    Miscellaneous

        2.01. Definition. As used herein, the term "Person" means any individual, partnership, corporation, limited liability company, joint venture, joint-stock company, trust, unincorporated organization, government (or an agency or political subdivision thereof) or other entity.

        2.02. Severability. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

        2.03. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York to this Agreement.

        2.04. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original document.

        2.05. Assignment. This Agreement shall be binding upon the parties hereto and their respective successors, heirs and assigns. This Agreement may not be assigned by any party without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld.

        2.06. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) if transmitted by facsimile, when confirmation of transmission is received, (c) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third business day after mailing or (d) if sent by reputable overnight courier service, when received; and shall be addressed as follows:

  If to the Company to:

  Douglas Poetzsch
  Chief Claims Officer
  The Navigators Group, Inc.
  Reckson Executive Park, 6 International Drive
  Rye Brook, New York 10573
  Facsimile: 914-933-6072

  If to any of the Selling Stockholders, to:

  Marc M. Tract, as Trustee
  c/o KMZ Rosenman
  575 Madison Avenue
  New York, NY 10022
  Facsimile: 212-894-5760

        IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

THE NAVIGATORS GROUP, INC.

By:	Name: Title:

OSBOURNE I TRUST

By:	Marc M. Tract, as trustee

OSBOURNE II TRUST

By:	Marc M. Tract, as trustee

OSBOURNE III TRUST

By:	Marc M. Tract, as trustee

RIDGEWAY I TRUST

By:	Marc M. Tract, as trustee

RIDGEWAY II TRUST

By:	Marc M. Tract, as trustee

RIDGEWAY III TRUST

By:	Marc M. Tract, as trustee

CLAIRE E. DEEKS TRUST 30

By:	Marc M. Tract, as trustee

By:	Monica J. Deeks, as trustee

KAREN E. DEEKS TRUST 30

By:	Marc M. Tract, as trustee

By:	Monica J. Deeks, as trustee

IAN E. DEEKS TRUST 30

By:	Marc M. Tract, as trustee

By:	Monica J. Deeks, as trustee

JANE DEEKS MCCARTHY 1995 TRUST

By:	Marc M. Tract, as trustee

By:	Jane Deeks McCarthy, as trustee

EXHIBIT A

    Osbourne I Trust
    Osbourne II Trust
    Osbourne III Trust
    Ridgeway I Trust
    Ridgeway II Trust
    Ridgeway III Trust
    Claire E. Deeks Trust 30
    Karen E. Deeks Trust 30
    Ian E. Deeks Trust 30
    Jane Deeks McCarthy 1995 Trust

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  Exhibit 10.1
INDEMNITY AGREEMENT
RECITALS
  EXHIBIT A